CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
Evergreen Managed Income Fund:



We consent to the use of our report dated May 19, 2003, incorporated by reference in this Registration Statement, and to the references to our firm under the caption "EXPERTS" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
August 18, 2003